As filed with the Securities and Exchange Commission on March 22, 1999.
                                              Registration No. 333-____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
     Registration Statement Under the Securities Act of 1933

                        MASCO CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

          Delaware                                     38-1794485
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)


           21001 Van Born Road, Taylor, Michigan 48180
       (Address of Principal Executive Offices) (Zip Code)

         Masco Corporation Salaried Savings Plan 401(k)
          Masco Corporation Hourly Savings Plan 401(k)
                    (Full Title of the Plan)

                         John R. Leekley
            Senior Vice President and General Counsel
                        Masco Corporation
                       21001 Van Born Road
                     Taylor, Michigan 48180
             (Name and Address of Agent for Service)

                         (313) 274-7400
   (Telephone no., including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or
continuous basis pursuant to Rule 415 under the Securities Act of
               1933, check the following box. [X]

                 CALCULATION OF REGISTRATION FEE


Title of                        Proposed       Proposed
Securities to   Amount to       Maximum        Maximum        Amount of
be              Be              Offering       Aggregate of   Registration
Registered (1)  Registered      Price          Offering       Fee(3)
                (1)             Per Share(3)   Price(3)

Common Stock    1,000,000(1)(2)   $ 26.1875    $ 26,187,500   $ 7,280.13
(Par Value
$1.00 Per Share)

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may be issuable in the event of stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange - Composite Tape on March 16, 1999 as reported in The Wall Street Journal.

                          INTRODUCTION

     In connection with the offering by Masco Corporation (the "Company" or "Registrant") of additional investment alternatives to participants in its Salaried Savings Plan 401(k) and Hourly Savings Plan 401(k) (each, a "Plan," and together, the "Plans"), the Company and the Plans will permit participants in the Plans (subject to certain exceptions) to invest up to 25% of their account balances and up to 25% of additional contributions to their accounts in a unitized stock fund consisting predominately of shares of the common stock, par value $1.00 (the "Common Stock"), of the Company and of cash investments (as determined from time to time by the trustee of the Plans). Based on the level of investments from time to time in the unitized stock fund by participants in the Plans, the trustee will purchase or sell shares of Common Stock on the New York Stock Exchange or in private transactions at then prevailing market prices. The Company will not issue any shares of Common Stock to the Plans.

                             Part I
                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS
             Omitted pursuant to the Note to Part I.

                             Part II
                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Company and the Plans incorporate the following documents into this Registration Statement by reference:

          (a) The Plans' and the Company's latest annual reports filed pursuant to Section 13 or 15(d) of the Securities and Exchanges Act of 1934, as amended (the "1934 Act"),or the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b)  All other reports of the Company filed pursuant to
     Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (a) above.

          (c) The description of the Common Stock to be offered contained in the registration statement on Form 10 filed by the Company under the 1934 Act with the Commission on November 30, 1936, including any amendment or report filed for the purpose of updating such description.

          (d) The description of the preferred stock purchase rights contained in the registration statement on Form 8-A dated December 11, 1995 filed by the Company under

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
     the 1934 Act with the Commission, including any amendment or report filed for the purpose of updating such description.

     The Company and the Plans incorporate all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, into this Registration Statement by reference and to be a part hereof from the date of the filing of such reports and documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Article Fifteenth of the Company's Restated Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a Director, officer or employee of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article Fifteenth are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

     Article Fourteenth of the Company's Restated Certificate of Incorporation provides that the Company's Directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as Directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes Directors liable for unlawful dividends

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
or unlawful stock repurchases or redemptions, or (d) for transactions from which Directors derive improper personal benefit.

     The Company's Directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the Federal securities laws (other than liability under Section 16(b) of the 1934 Act), which might be incurred by them in such capacity.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.                   Description

4.a       Restated Certificate of Incorporation of the
          Company and amendments thereto. Incorporated by reference to the Exhibits filed with the Company's
          Registration Statement on Form S-8 (1933 Act No. 333-
          64573).

*4.b      Bylaws of the Company, as amended.

4.c Rights Agreement dated as of December 6, 1995, between Masco Corporation and The Bank of New York, as Rights Agent (incorporated by reference to the exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995) and Amendment No. 1 dated September 23, 1998 (incorporated by reference to the exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

5 The Company previously obtained determination letters from the Internal Revenue Service ("IRS") that the Plans were qualified. Pursuant to Item 8(b), the Company undertakes to submit any amendments to the Plans to the IRS in a timely manner and make all changes required by the IRS to qualify the Plans.

*23.a Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedules of the Company.

*23.b Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedule of MascoTech, Inc.

*24       Power of Attorney, included on the Signatures page
          of this Registration Statement on Form S-8.
_______________
*Filed herewith.

Item 9.  Undertakings.

1.   The Company hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
               10(a)(3) of the 1933 Act;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and a(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or
     Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the indemnification provisions described in Item 6 "Indemnification of Directors and Officers", or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a

     Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor and the State of Michigan on this 22nd day of March, 1999

                                   MASCO CORPORATION


                                   By   /s/RICHARD A. MANOOGIAN
                                        Richard A. Manoogian
                                        Chairman of the Board and
                                        Chief Executive Officer


                     POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Manoogian and Eugene A. Gargaro, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title                         Date

Principal Executive Officer:

  /s/RICHARD A. MANOOGIAN          Chairman of the Board        March 22, 1999
  Richard A. Manoogian             and Chief Executive Officer


Principal Financial Officer:

  /s/RICHARD G. MOSTELLER     Senior Vice President- Finance    March 22, 1999
  Richard G. Mosteller

Principal Accounting Officer:

  /s/ROBERT B. ROSOWSKI        Vice President- Controller       March 22,1999
  Robert B. Rosowski           and Treasurer

  /s/RAYMOND F. KENNEDY            President and Chief          March 22, 1999
  Raymond F. Kennedy          Operating Officer and Director

__________________________    Director                          March 22, 1999
  Joseph L. Hudson, Jr.

  /s/VERNE G. ISTOCK          Director                          March 22, 1999
  Verne G. Istock

  /s/MARY ANN KREY            Director                          March 22, 1999
  Mary Ann Krey

  /s/WAYNE B. LYON            Director                          March 22, 1999
  Wayne B. Lyon

  /s/JOHN A. MORGAN           Director                          March 22, 1999
  John A. Morgan

___________________________   Director                          March 22, 1999
  Arman Simone

  /s/PETER W. STROH           Director                          March 22, 1999
  Peter W. Stroh

  /s/THOMAS G. DENOMME        Director                          March 22, 1999
  Thomas G. Denomme

The Plan(s). Pursuant to the requirements of the Securities Act of 1933, the plan administrator of each of the employee benefit plans, interests in which are registered hereby, has duly caused this registration statement to be signed on their behalf by the undersigned thereunto duly authorized, in the City of Taylor, State of Michigan, on March 22, 1999.

                                   MASCO CORPORATION
                                        SALARIED SAVINGS PLAN 401(k)

                                   By:  MASCO CORPORATION, Administrator



                                   BY:  /s/RICHARD A. MANOOGIAN
                                        Richard A. Manoogian
                                        Chairman of the Board and
                                        Chief Executive Officer

                                   MASCO CORPORATION
                                        HOURLY SAVINGS PLAN 401(k)

                                   By:  MASCO CORPORATION, Administrator



                                   BY:  /s/ RICHARD A. MANOOGIAN
                                        Richard A. Manoogian
                                        Chairman of the Board and
                                        Chief Executive Officer

                           INDEX TO EXHIBITS

                                                            Sequentially
Exhibit                                                       Numbered
  No.                         Description                       Page

4.a Restated Certificate of Incorporation of the Company and amendments thereto. Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-8 (1933 Act No. 333-64573).

*4.b      Bylaws of the Company, as amended.

4.c Rights Agreement dated as of December 6, 1995, between Masco Corporation and The Bank of New York, as Rights Agent(incorporated by reference to the exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995) and Amendment No. 1 dated September 23, 1998 (incorporated by reference to the exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

5 The Company previously obtained determination letters from the Internal Revenue Service ("IRS") that the Plans were qualified. Pursuant to
          Item 8(b), the Company undertakes to submit any amendments to the Plans to the IRS in a timely manner and make all changes required by the IRS to qualify the Plans.

*23.a     Consent of PricewaterhouseCoopers LLP
          relating to the financial statements and financial statement schedules of the Company.

*23.b     Consent of PricewaterhouseCoopers LLP
          relating to the financial statements and financial statement schedule of MascoTech, Inc.

*24       Power of Attorney, included on the Signatures
          page of this Registration Statement on Form S-8.
_______________
*Filed herewith.